State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 18, 2005, to Articles of Incorporation for HERCULES GLOBAL INTERESTS, INC. which changed its name to IMPERIALI, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P94000070768.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-third day of November, 2005

David E. Mann
Secretary of State

CR2EO22 (11-03)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of AUTOMATED ENERGY SECURITY, INC., a Florida corporation, filed on September 27, 1994, as shown by the records of this office.

The document number of this corporation is P94000070788.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-seventh day of September, 1994

Jim Smith

Jim Smith
Secretary of State

CR2EO22 (2-91)